Exhibit 10.1

AMENDMENT NO. 3

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – GROSS

This Amendment No. 3 to Standard Industrial/Commercial Multi-Tenant Lease – Gross (this “Amendment No. 3”) is entered into as of September 20, 2024, by and between Temescal, LP, a California limited partnership and Contra Costa Industrial Park, II, a California limited partnership (collectively, “Lessor”) and Rigetti & Co, LLC, a Delaware limited liability company, formerly known as Rigetti & Co, Inc., a Delaware corporation (“Lessee”) and amends that certain Standard Industrial/ Commercial Multi-Tenant Lease – Gross, dated as of April 15, 2015, as amended by that certain Amendment No. 1 thereto, dated as of May 11, 2017 and that certain Amendment No. 2 thereto, dated as of March 29, 2018 (collectively, the “Lease”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

RECITAL

Lessor and Lessee desires to extend the term of the Lease to October 31, 2028, set the Base Rent applicable as of November 1, 2025 and make other changes, all as set forth in detail herein.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Lease is hereby amended as follows:

1.            Term/Extension. The Expiration Date shall be October 31, 2028. Lessor hereby grants Lessee with one final Option to extend the Term, which shall be exercised as described in and subject to Paragraph 53 of the Lease (as modified by the redefinition of the term “Expiration Date” above), provided, further, however that the “Option Term” shall be five (5) years (in lieu of the three (3) year term described as the Option Term is said Paragraph 53).

2.            Base Rent. As of November 1, 2025, the Base Rent payable monthly shall be $71,756.25. On November 1, 2026, and on the first and each successive anniversary thereof during the Term (each an “Adjustment Date”), the Base Rent due hereunder shall be adjusted to an amount equal to the Base Rent payable for the month immediately preceding such Adjustment Date multiplied by One Hundred and Three percent (103%).

3.            Except as set forth above, all other terms and provisions of the Lease shall remain in full force and effect. No part of the Lease, including this Amendment No. 3, is intended to or shall be construed as establishing separate tenancies or separate lease agreements as to the specific property occupied by Lessee hereunder.

4.            Without waiving Lessee’s obligations pursuant to Paragraph 7.3(b) of the Lease, Lessor acknowledges that Lessee is engaged in exploring and pursuing electrical upgrades to the Project and/or Premises to include a new substation (which may include an interrupter, transformer, main switchboard, etc…), and Lessor acknowledges that in connection with Lessor’s consent thereto (as, when and if provided in accordance with the Lease), Lessee shall not be responsible to further modify, relocate or restore the such electrical upgrades (upon completion thereof) at the Expiration of earlier termination of the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 effective as of the date first above written.

LESSOR:			LESSEE:

TEMESCAL, L.P.			Rigetti & Co, LLC,
A California limited partnership			a Delaware limited liability company

By:	Libitzky Development Corp.,		/s/ Jeffrey Bertelsen
	a California corporation		By:	Jeffrey Bertelsen
Its:	General Partner		Its:	CFO

/s/ Moses S. Libitzky
	By:	Moses S. Libitzky
	Its:	President

CONTRA COSTA INDUSTRIAL
PARK, Ltd., a California limited partnership

By	Ziegler Development Corp.,
a California corporation, its
General Partner

/s/ Michael H. Ziegler
	By:	Michael H. Ziegler
	Its:	President

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